UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2016

EVANS BREWING COMPANY, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-54995	46-3031328
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3815 S. Main Street, Santa Ana, CA	92707
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (714) 708-0082

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.      Unregistered Sales of Equity Securities.

As previously reported, on September 16, 2016, Evans Brewing Company, Inc. (the “Company”) and Kodiak Capital Group, LLC (the “Investor”) entered into an Amended and Restated Equity Purchase Agreement (the “Restated Purchase Agreement”) governing the terms of an equity investment by the Investor in the Company (the “Kodiak Financing”). Pursuant to the Restated Purchase Agreement, the Investor agreed to purchase up to $1,000,000 of the Company’s common stock at a price equal to 70% of the lowest daily volume weighted average price of the Company’s common stock.

On November 17, 2016, the Company closed a put under the Restated Purchase Agreement pursuant to which the Company issued 25,000 shares of the Company’s common stock to the Investor for a purchase price of $43,750, or $1.75 per share, based on the formula described above.

The shares of common stock were issued to the Investor under the Restated Purchase Agreement without registration under the 1933 Act in reliance on Section 4(2) of the 1933 Act and the rules and regulations promulgated thereunder, including Regulation D. The issuance was made in connection with a private offering under the Restated Purchase Agreement, and no public solicitation or offering was made. Resales of the shares by the Investor have been registered under a registration statement on Form S-1. The Investor is identified as an underwriter in the registration statement with respect to the shares it receives in connection with the Restated Purchase Agreement.

The Company will use the proceeds of the November 17, 2016 put for general corporate purposes including working capital.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVANS BREWING COMPANY, INC.
(Registrant)

Dated: November 22, 2016	/s/ MICHAEL J. RAPPORT
Michael J. Rapport, Chief Executive Officer

3